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                                                                    EXHIBIT 3.07


                           CERTIFICATE OF AMENDMENT
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                                      OF
                                      --
                         CERTIFICATE OF INCORPORATION
                         ----------------------------
                                      OF
                                      --
                        FIREARMS TRAINING SYSTEMS, INC.
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                    Pursuant to Section 242 of the General
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                   Corporation Law of the State of Delaware
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          FIREARMS TRAINING SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That, in lieu of a meeting of the Board of Directors of the
     Corporation, resolutions were duly adopted by written unanimous consent of all the directors setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing the submission of said amendment to the holders of all the outstanding shares of Class A Common Stock of the Corporation (the only shares entitled to vote thereon) for consideration thereof. The resolution of the Board of Directors of the Corporation setting forth the proposed amendment is as follows:

          RESOLVED, that the Board of Directors of the Corporation hereby declares it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

     (a) Article Fourth thereof shall be amended so that, as amended, Article Fourth shall be and read in its entirety as follows:
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            "FOURTH:   The corporation is authorized to issue three classes
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     of shares to be designated respectively as Preferred Stock, Class A Common
     Stock and Class B Non-voting Common Stock. The total number of shares of Preferred Stock the corporation shall have authority to issue shall be 200,000, $.10 par value, and the total number of shares of Class A Common Stock the corporation shall have the authority to issue shall be 68,060,000, $.000006 par value, and the total number of shares of Class B Non-voting Common Stock the corporation shall have the authority to issue shall be 2,200,000, $.000006 par value."

     (b) a new Article Twelfth shall be added which shall read and be in its entirety as follows:

          "TWELFTH:    In accordance with Section 203(b)(3) of the General
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     Corporation Law of Delaware, the restrictions of Section 203 of the General
     Corporation Law of Delaware, which pertain to business combinations with interested stockholders and related matters, shall not apply to the corporation or to its interested stockholders (as defined in the General Corporation Law of Delaware)."

          SECOND: That thereafter, in lieu of a meeting and vote of stockholders, the holders of a majority of all the outstanding shares of Class A Common Stock of the Corporation have given written consent to said amendment in accordance with Section 228 of the General Corporate Law of the State of Delaware.

          THIRD:   That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporate Law of the State of Delaware.

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          IN WITNESS WHEREOF, Firearms Training Systems, Inc. has caused this
Certificate to be signed by Peter A. Marino, its President and Chief Executive Officer and attested to by David A. Apseloff, its Assistant Secretary, this 31st day of October, 1996.

                                    Firearms Training Systems, Inc.

                                    By: /s/ Peter A. Marino
                                        --------------------------
                                     Name:    Peter A. Marino
                                     Title:   President and Chief
                                               Executive Officer


ATTEST:


By: /s/ David A. Apseloff
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 Name:    David A. Apseloff
 Title:   Assistant Secretary

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